                                                                      EXHIBIT 3
                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   HEARx LTD.



    HEARx LTD., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

    1.   The name of the Corporation is HEARx LTD.

    2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State on April 11, 1986, and a Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State on February 5, 1987.

    3. This Restated Certificate of Incorporation restates and integrates (including the provisions as provided under the Certificate of Designations, Preferences and Rights of 1996-Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware on April 30, 1996; the Certificate of Designations, Preferences and Rights of 1996 Series B-1 Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware on May 1, 1996; and the Certificate of Designations, Preferences and Rights of 1996 Series B-2 Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware on May 1, 1996) and does not further amend the provisions of the Corporation's Certificate of Incorporation as theretofore restated, amended or supplemented, and there is no discrepancy between those provisions and the provisions of the Restated Certificate.

    4. The text of the Restated Certificate of Incorporation, as heretofore amended or supplemented, shall read in its entirety as follows:

             1.  The name of the Corporation is:

                     HEARx LTD.

             2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

             3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

             4. The total number of shares of stock which the Corporation shall have authority to issue is one hundred two million (102,000,000), consisting of two million (2,000,000) shares of Preferred Stock of the par value of One Dollar ($1.00) per share and one hundred million (100,000,000) shares of Common Stock of the par value of Ten Cents ($.10) per share.

             Authority is hereby expressly vested in the Board of Directors to adopt from time to time resolutions providing for the issuance of the authorized shares of Preferred Stock, which resolutions shall provide for the division of shares into classes and series and the designations thereof and shall fix any or all voting powers, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, including such provisions as may be desired for the redemption of such shares and/or the conversion of such shares into shares of any other class or series of stock. Such authority shall be deemed to include the power to specify the number of shares of any series and to increase or decrease the number of shares in a class or series previously determined by the Board of Directors or to change the designation of the shares of any class or series and to change the preferences and rights of the shares of Preferred Stock or any class or series thereof, providing that such increase, decrease or change shall not affect issued shares.

                 A. 1996-Series A Convertible Preferred Stock shall have the voting powers, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions as set forth on Exhibit A hereto.

                 B. 1996 Series B-1 Convertible Preferred Stock shall have the voting powers, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions as set forth on Exhibit B hereto.

                 C. 1996 Series B-2 Convertible Preferred Stock shall have the voting powers, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions as set forth on Exhibit C hereto.

             5. The Board of Directors is authorized to make, alter or repeal the by-laws of the Corporation. Election of directors need not be by written ballot.

             6. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

             7. The directors of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent provided by Section 102(b)(7) of the General Corporation Law of the State of Delaware.

    5. That this Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.


    IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by Paul A. Brown, Chairman and Chief Executive Officer, this 16th day of May, 1996.

                                      HEARx LTD.

                                      By: /s/ Paul A. Brown
                                          -------------------------------------
                                          Name: Paul A. Brown
                                          Title: Chairman and Chief Executive
                                                 Officer

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                    1996-SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                                  -HEARx LTD.-

HEARx Ltd., a corporation organized on April 11, 1986 and existing under the laws of the State of Delaware (the "Company"), the Restated Certificate of Incorporation of which was filed in the office of the Secretary of State of Delaware on February 5, 1987, does by its Chairman hereby certify:

That pursuant to the authority vested in the Board of Directors by the Restated Certificate of Incorporation, the Board, at a meeting duly held on April 8, 1996, adopted the following resolutions:

RESOLVED, that pursuant to the authority so conferred upon it, the Board of Directors hereby authorizes the issuance of 15,000 shares of 1996-Series A Convertible Preferred Stock, par value $1.00 per share ("1996-Series A Convertible Preferred"), and

RESOLVED, that the voting powers, preferences and relative rights and privileges and other rights granted to the 1996-Series A Convertible Preferred and the qualifications, limitations or restrictions imposed thereon be, and they hereby are, as follows:


SECTION 1.  DESIGNATION AND AMOUNT.

The shares of such series shall be designated as "1996-Series A Convertible Preferred Stock" (the "1996-Series A Convertible Preferred") and the number of shares constituting the 1996-Series A Convertible Preferred shall be 15,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of 1996-Series A Convertible Preferred to a number less than the number of shares then outstanding.


SECTION 2.  RANK.

The 1996-Series A Convertible Preferred shall rank: (i) prior to all of the Company's Common Stock, par value $0.10 per share ("Common Stock"); (ii) prior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms junior to any 1996-Series A Convertible Preferred of whatever subdivision (collectively, with the Common Stock, "Junior Securities"); (iii) on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the 1996-Series A Convertible Preferred Stock ("Parity Securities"); (iv) after all of the Company's 1996 Senior Preferred Stock; and (v) after any class or series of capital stock of the Company hereafter created and specifically ranking by its terms senior to the 1996-Series A Convertible Preferred with the prior consent of the holders of a majority of the shares of then outstanding 1996-Series A Convertible Preferred (collectively, with the 1996 Senior Preferred Stock, "Senior Securities"), in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

SECTION 3.  DIVIDENDS.

The 1996-Series A Convertible Preferred will bear dividends of 8% payment in kind or cash upon conversion at the option of the Company, and the holders of 1996-Series A Convertible Preferred ("Holders") shall be entitled to receive such dividends.


SECTION 4.  LIQUIDATION PREFERENCE.

(a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Holders of shares of 1996-Series A Convertible Preferred shall be entitled to receive, immediately after any distributions to Senior Securities required by the Company's Certificate of Incorporation, and prior and in preference to any distribution to Junior Securities but in parity with any distribution of Parity Securities, an amount per share equal to the sum of (i) $1,000 for each outstanding shares of 1996-Series A Convertible Preferred (the "Original 1996-Series A Issue Price") and
(ii) an amount equal to 8% of the Original 1996-Series A Issue Price per annum for the period that has passed since the date of issuance of any 1996-Series A Convertible Preferred (such amount being referred to herein as the "Dividend").

If upon the occurrence of such event, the assets and funds thus distributed among the Holders of the 1996-Series A Convertible Preferred and Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts due to the holders of the 1996-Series A Convertible Preferred and the Parity Securities, respectively, then the entire assets and funds of the Company legally available for such distribution shall be distributed among the holders of the 1996-Series A Convertible Preferred and the Parity Securities, on a pro rata basis in proportion to the respective amounts that otherwise would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b) Upon the completion of the distribution required by subsection 4(a), if assets remain in the Company, they shall be distributed to holders of Parity Securities (unless holders of Parity Securities have received distributions pursuant to subsection (a) above) and Junior Securities in accordance with the Company's Certificate of Incorporation.

(c) A consolidation or merger of the Company with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this
Section 4, but shall instead be treated pursuant to Section 5(c) hereof.


SECTION 5.  CONVERSION.

(a)  Holder's Right to Convert.

(i) The record Holder of this 1996-Series A Convertible Preferred shall be entitled (at the times and in the amounts set forth below), subject to the Company's right of redemption set forth in Section 6(a), at the office of the Company or any transfer agent for the 1996-Series A Convertible Preferred, to convert portions of the 1996-Series A Convertible Preferred held by such Holder

(but only in multiples of $10,000) into that number of unrestricted, fully-paid and non-assessable shares of the Common Stock at the Conversion Price as set forth below. The number of shares of Common Stock into which this 1996-Series A Convertible Preferred may be converted is hereinafter referred to as the "Conversion Number" for such 1996-A Series A Convertible Preferred. The record Holder of this 1996-Series A Convertible Preferred shall be entitled to convert up to 100 percent of the number of shares of 1996-Series A Convertible Preferred held by such Holder beginning 60 days following the date of the last closing (the "Last Closing") of a sale of such 1996-Series A Convertible Preferred Stock that occurs pursuant to the offering of the 1996-Series A Convertible Preferred Stock by the Company. The following formula sets forth the Conversion Number for each share of 1996-Series A Convertible Preferred in the event the Company chooses payment of dividends in kind:

Conversion Number = (.08)(N/365)(1,000) + 1,000
                    ---------------------------
                          Conversion Price

and the following formula sets forth the Conversion Number for each shares of 1996-Series A Convertible Preferred in the event the Company chooses payment of dividends in cash:

Conversion Number =       1,000
                    ----------------
                    Conversion Price
where,

    N = the number of days between (i) the date that, in connection with the consummation of the initial purchase of this 1996-Series A Convertible Preferred from the Company, the escrow agent first has in its possession, prior to 10:30 A.M., New York City time on such date (or after 10:30 A.M. on such date, if the escrow agent is able to deposit such funds in an interest bearing account in time for such funds to accrue interest for that day), funds representing full payment for the shares of 1996-Series A Convertible Preferred for which conversion is being elected, and (ii) the applicable date of conversion for the shares of 1996-Series A Convertible Preferred for which conversion is being elected, and

    Conversion Price = Lesser of (a) 100% of the average closing bid price of the Company's Common Stock as reported by the American Stock Exchange ("AMEX") for the five trading days immediately preceding the date of closing; or (b) 75% of the Strike Price (as defined below) for the five trading days preceding the Date of Conversion, if average closing bid price is over $4.50; or if the average closing bid price is between $2.50 and $4.50, 75% of the Strike Price for the five trading days immediately preceding the Date of Conversion plus 1% of such Strike Price for every full $0.10 that the Strike Price is below $4.50; or 95% of the Strike Price for the five trading days immediately preceding the date of conversion, if average closing bid price is below $2.50. In no event shall the Conversion Price exceed $5.00. For purposes hereof, the term "Strike Price" shall mean the average closing bid price of the Company's Common Stock as reported by AMEX (or, if not reported by AMEX as reported by such other exchange or market where traded).

(ii) Mechanics of Conversion. In order to convert 1996-Series A Convertible Preferred into full shares of Common Stock, the Holder shall (i) transmit facsimile copy of the fully executed notice of conversion in the form attached hereto ("Notice of Conversion") to the Company at such office that he elects to convert the same (Facsimile number (407) 478-9603), which notice shall specify the number of shares of 1996-Series A Convertible Preferred to be converted and shall contain a calculation of the Conversion Price (together with a copy of the first page of each certificate to be converted) to the Company or its designated transfer agent prior to midnight, New York City time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion and (ii) surrender the original certificate or certificates therefor, duly endorsed, and deliver the original Notice of Conversion by either overnight courier or 2-day courier, to the office of the Company or of any transfer agent for the 1996-Series A Convertible Preferred; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the certificates evidencing such 1996-Series A Convertible Preferred are delivered to the Company or its transfer agent as provided above, or the Holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of the certificate or certificates ("Stock Certificates") representing shares of 1996-Series A Convertible Preferred, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Stock Certificate(s), if mutilated, the Company shall execute and deliver new Stock Certificate(s) of like tenor and date. No fractional shares of Common Stock shall be issued upon conversion of this 1996-Series A Convertible Preferred. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall pay cash to such Holder in an amount equal to such fraction multiplied by the Conversion Price then in effect. In the case of a dispute as to the calculation of the Conversion Price, the Company's calculation shall be deemed conclusive absent manifest error.

The Company shall use all reasonable efforts to issue and deliver within three
(3) business days after delivery to the Company of such certificates, or after such agreement and indemnification, to such Holder of 1996-Series A Convertible Preferred at the address of the Holder on the books of the Company, a certificate or certificates for the number of shares of Common Stock equal to the Conversion Number, which, at the option of the Company may include dividends payable in kind as aforesaid. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided (i) that the copy of the Notice of Conversion is faxed to the Company before midnight, New York City time, on the Date of Conversion, and (ii) that the original Stock Certificates representing the shares of 1996-Series A Convertible Preferred to be converted are received by the transfer agent or the Company within three business days thereafter. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original Stock Certificates representing the 1996-Series A Convertible Preferred to be converted are not received by the transfer agent or the Company within three business days after the Date of Conversion or if the facsimile of the Notice of Conversion is not received by the Company or its designated transfer agent prior to the Conversion Notice Deadline, the Notice of Conversion, at the Company's option, may be declared null and void.

(b) Mandatory Conversion. At any time after April 30, 1999, the Company may require the Holders of this 1996-Series A Convertible Preferred to convert such 1996-Series A Convertible Preferred into that number of fully paid and non-assessable shares of Common Stock, computed pursuant to the applicable formula set forth in Section 5(a)(i) above, where the Conversion Price equals 80% of the Strike Price for the five trading days preceding the date of conversion. The Company shall effect such conversion by giving written notice to Holders at least two but not more than ten days prior to effectuating the conversion ("Effective Mandatory Conversion Date"). Holders will thereupon be required to surrender their preferred stock certificates to the Company in order to receive certificates evidencing shares of the Company's Common Stock, and all rights of Holders, except the right to receive certificates evidencing Common Stock pursuant to the mandatory conversion, shall be extinguished as of the Effective Mandatory Conversion Date.

(c) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the 1996-Series A Convertible Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding 1996-Series A Convertible Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of 1996-Series A Convertible Preferred, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(d)  Adjustment to Conversion Price.

(i) If, prior to the conversion of all 1996-Series A Convertible Preferred, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, then the Holders of 1996-Series A Convertible Preferred shall thereafter have the right to purchase and receive upon conversion of 1996-Series A Convertible Preferred, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of 1996-Series A Convertible Preferred held by such Holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the 1996-Series A Convertible Preferred to the end that the provisions hereof (including, without limitation, provisions for adjustment of the number of shares issuable upon conversion of the 1996-Series A Convertible Preferred) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described in this subsection 5(c) unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Holders of the 1996-Series A Convertible Preferred such shares of stock and/or securities as, in accordance with the foregoing provisions, the Holders of the 1996-Series A Convertible Preferred may be entitled to purchase.

(ii) If, any adjustment under this subsection 5(c) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

SECTION 6.  CASH REDEMPTION BY COMPANY.

(a) Right to Redeem. Commencing 45 days after the Closing Date, the Company shall have the right, in its sole discretion, to redeem in whole or in part, any shares of 1996-Series A Convertible Preferred Stock. If the Company elects to redeem some, but not all, of the 1996-Series A Convertible Preferred Stock, the Company shall redeem from among the shares a pro-rata amount from each shareholder.

(b) Mechanics of Redemption. The Company shall effect each such redemption by giving notice of its election to redeem by facsimile to the Holder of shares of 1996-Series A Convertible Preferred at the address and facsimile number of such holder appearing in the Company's register for the 1996-Series A Convertible Preferred. Such redemption notice shall indicate whether the Company will redeem all or part of the shares of 1996-Series A Convertible Preferred and the applicable redemption price. The Company shall not be entitled to send any notice of redemption and begin the redemption procedure unless it has the full amount of the redemption price, in cash or liquid assets, available in a demand or other immediately available account in a bank or similar financial institution on the date the redemption notice is sent to shareholders.

The Redemption Price per shares of 1996-Series A Convertible Preferred Stock shall be calculated in accordance with the following formula:

$5,000.00 per share of 1996-Series A Convertible Preferred Stock

The Redemption Price shall be paid to the Holder of shares of 1996-Series A Convertible Preferred immediately; provided, however, that the Company shall not be obligated to deliver any portion of such redemption price unless either the certificates evidencing the shares of 1996-Series A Convertible Preferred redeemed are delivered to the Company or its transfer agent as provided in
Section 5.


SECTION 7.  VOTING RIGHTS.

Except as otherwise provided by Delaware Law, the Holders of the 1996-Series A Convertible Preferred shall have no voting power whatsoever, and no holder of 1996-Series A Convertible Preferred shall vote or otherwise participate in any proceeding in which actions shall be taken by the Company or the shareholders thereof or be entitled to notification as to any meeting of the Board of Directors or the shareholders.

To the extent that under Delaware Law the vote of the Holders of the 1996-Series A Convertible Preferred, voting separately as a class, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the 1996-Series A Convertible Preferred shall constitute the approval of such action by the class. To the extent that under Delaware Law the holders of the 1996-Series A Convertible Preferred are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of 1996-Series A Convertible Preferred shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated. Holders of the 1996-Series A Convertible Preferred shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company's by-laws and applicable statutes.

SECTION 8.  PROTECTIVE PROVISIONS.

So long as any shares of 1996-Series A Convertible Preferred are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of 1996-Series A Convertible Preferred

(a) alter or change the rights, preferences or privileges of the shares of 1996-Series A Convertible Preferred or any Senior Securities so as to affect adversely the 1996-Series A Convertible Preferred;

(b) create any new class or series of stock having a preference over the 1996-Series A Convertible Preferred with respect to Distributions (as defined in
Section 2 above); or

(c) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of the 1996-Series A Convertible Preferred under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).


SECTION 9.  STATUS OF REDEEMED OR CONVERTED STOCK.

In the event any shares of 1996-Series A Convertible Preferred shall be converted or redeemed pursuant to Section 5 or Section 6 hereof, the shares so converted or redeemed shall be cancelled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Company as 1996-Series A Convertible Preferred.


SECTION 10.  PREFERENCE RIGHTS.

Nothing contained herein shall be construed to prevent the Board of Directors of the Company from issuing one or more series of preferred stock with dividend and/or liquidation preferences equal to the dividend and liquidation preferences of the 1996-Series A Convertible Preferred.


FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said 1996-Series A Convertible Preferred and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics hereof shall, upon the effective date of said series, be deemed to be included in and be a part of the certificate of incorporation of the Company pursuant to the provisions of Delaware law.

Signed on 29 of April 1996.

______________________Chairman of the Board and CEO
Paul A. Brown, MD

______________________President and COO
Stephen J. Hansborough

                              NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to Convert the 1996-Series A Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert _____ shares of 1996-Series A Convertible Preferred Stock, represented by stock certificate No(s). _____ (the "Convertible Preferred Certificates") into shares of common stock ("Common Stock") of HEARx, Ltd. (the "Company") pursuant to the conditions of the Certificate of Designation of 1996-Series A Convertible Preferred, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the 1996-Series A Convertible Preferred shall be made in compliance with Regulation S, pursuant to registration of the Common Stock under the Act or pursuant to an exemption from registration under the Act.

    Conversion Calculations:



                                      _________________________________________
                                      Date of Conversion

                                      _________________________________________
                                      Applicable Conversion Price

                                      _________________________________________
                                      Signature

                                      _________________________________________
                                      Name

                                      _________________________________________
                                      Address

                                      _________________________________________

                                      _________________________________________

                          CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS

                                       of

                   1996 SERIES B-1 CONVERTIBLE PREFERRED STOCK

                                       of

                                   HEARx LTD.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)


    HEARx Ltd., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation pursuant to authority of the Board of Directors as required by
Section 151 of the Delaware General Corporation Law:

    RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors" or the "Board") in accordance with the provisions of its Amended and Restated Certificate of Incorporation, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $1.00 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

    1996 Series B-1 Convertible Preferred Stock:


                           I.  Designation and Amount
                               ----------------------

    The designation of this series, which consists of 15,000 shares of Preferred Stock, is 1996 Series B-1 Convertible Preferred Stock (the "Series B-1 Preferred Stock") and the stated value shall be One Thousand Dollars ($1,000) per share (the "Stated Value").


                                    II.  Rank
                                         ----

    All Series B-1 Preferred Stock shall rank (i) prior to the Corporation's Common Stock, par value $.10 per share (the "Common Stock"); (ii) prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holders of Series B-1 Preferred Stock and the Series B-2 Preferred Stock (as defined below), voting together as a single class, obtained in accordance with Article IX hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series B-1 Preferred Stock) (collectively, with the Common Stock, "Junior Securities"); (iii) pari passu with (x) the Corporation's 1996 Series B-2 Convertible Preferred Stock (the "Series B-2 Preferred Stock"), (y) the Corporation's 1996 Series A Convertible Preferred Stock (the "Series A Preferred Stock") and (z) any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series B-1 Preferred Stock and Series B-2 Preferred Stock (voting together as a single class) obtained in accordance with Article IX hereof) specifically ranking, by its terms, on parity with the Series B-1 Preferred Stock (collectively, with the Series B-2 Preferred Stock and the Series A Preferred Stock, the "Pari Passu Securities"); and (iv) junior to the Corporation's 1996 Senior Preferred Stock (the "Senior Preferred Stock") and any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series B-1 Preferred Stock and Series B-2 Preferred Stock (voting together as a single class) obtained in accordance with Article IX hereof) specifically ranking, by its terms, senior to the Series B-1 Preferred Stock (collectively, with the Senior Preferred Stock, "Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.


                               III.  No Dividends
                                     ------------

    The Series B-1 Preferred Stock will bear no dividends, and the holders of the Series B-1 Preferred Stock shall not be entitled to receive dividends on the Series B-1 Preferred Stock.


                           IV.  Liquidation Preference
                                ----------------------

         A. If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event (a "Liquidation Event"), the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series B-1 Preferred Stock, subject to Article VI, shall have received the Liquidation Preference (as defined in Article IV.C) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series B-1 Preferred Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series B-1 Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

         B. At the option of any holder of Series B-1 Preferred Stock, the sale, conveyance or disposition of all or substantially all of the assets of the Corporation, the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined below) or Persons when the Corporation is not the survivor shall either: (i) be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Article IV; or (ii) be treated pursuant to Article VI.C hereof. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

         C. For purposes hereof, the "Liquidation Preference" with respect to a share of the Series B-1 Preferred Stock shall mean an amount equal to the sum of (i) the Stated Value thereof plus (ii) an amount equal to eight percent (8%) per annum of such Stated Value for the period beginning on the date of issuance of such share and ending on the date of final distribution to the holder thereof.

                                       V.
           Cash Redemption of Premium by Corporation; No Redemption of
                           Series B-1 Preferred Stock.
          -----------------------------------------------------------

         A. (a) The Corporation shall have the right, in its sole discretion, upon receipt of a Notice of Conversion pursuant to Article VI.D. or in the event of a Mandatory Conversion effected in accordance with Article VII hereof, to redeem any portion of the Premium (as defined in Article VI. A. below) subject to such conversion for a sum of cash equal to the amount of the Premium being so redeemed. All cash redemption payments hereunder shall be paid in lawful money of the United States of America at such address for the holder as appears on the record books of the Corporation (or at such other address as such holder shall hereafter give to the Corporation by written notice). In the event the Corporation elects, pursuant to this Article V.A., to redeem all or any portion of the Premium in cash and fails to pay such holder the applicable redemption amount to which such holder is entitled by depositing a check in the U.S. Mail to such holder within three (3) business days of receipt by the Corporation of a Conversion Notice (in the case of a redemption in connection with an Optional Conversion) or April 30, 1999 (in the case of a redemption in connection with an Optional Conversion), the Corporation shall thereafter forfeit its right to redeem such Premium in cash and such Premium shall thereafter be converted into shares of Common Stock and Warrants in accordance with Article VI hereof.

             (b) Each holder of Series B-1 Preferred Stock shall have the right to require the Corporation to provide advance notice to such holder stating whether the Corporation will elect to redeem all or any portion of the Premium in cash pursuant to the Corporation's redemption rights discussed in subparagraph (a) of this Article V.A as set forth herein. A holder may exercise such right from time to time by sending notice (an "Election Notice") to the Corporation, by facsimile, requesting that the Corporation disclose to such holder whether the Corporation would elect to redeem any portion of the Premium for cash in lieu of issuing Common Stock and Warrants in accordance with Article VI hereof if such holder were to exercise his, her or its right of conversion pursuant to Article VI. The Corporation shall, no later than the close of business on the next business day following receipt of an Election Notice, disclose to such holder whether the Corporation would elect to redeem any portion of a Premium in connection with a conversion pursuant to a

Conversion Notice delivered over the subsequent five (5) business day period. If the Corporation does not respond to such holder within such one (1) business day period via facsimile, the Corporation shall, with respect to any conversion pursuant to a Conversion Notice delivered within the subsequent five (5) business day period, forfeit its right to redeem such Premium in accordance with subparagraph (a) of this Article V.A. and shall be required to convert such Premium into shares of Common Stock and Warrants in accordance with
Article VI hereof.

         B. The Series B-1 Preferred Stock is not subject to mandatory redemption. The Corporation shall have no right to redeem any shares of Series B-1 Preferred Stock for cash, whether upon conversion pursuant to Article VI or otherwise.


                   VI.  Conversion at the Option of the Holder
                        --------------------------------------

         A. Each holder of shares of Series B-1 Preferred Stock may, at its option at any time and from time to time, upon surrender of the certificates therefor, convert any or all of its shares of Series B-1 Preferred Stock into Common Stock as follows (an "Optional Conversion"). Each share of Series B-1 Preferred Stock shall be convertible into (i) such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (x) the sum of (I) the Stated Value thereof, plus (II) unless the Corporation has timely redeemed such Premium in cash in accordance with Article V.A, an amount equal to eight percent (8%) per annum of such Stated Value for the period beginning on the date of issuance of such share and ending on the Conversion Date (the "Premium"), by (y) the then effective Conversion Price (as defined below); and
(ii) warrants (the "Warrants") in the form attached as Exhibit A to the Securities Purchase Agreement, dated on or about April 30, 1996, by and between the Corporation and the other signatories thereto (the "Purchase Agreement"), to acquire a number of shares of Common Stock equal to the number of shares of Common Stock issuable pursuant to clause (i) above; provided, however, that in no event shall the Corporation issue any Warrants upon conversion of any share of Series B-1 Preferred Stock to the extent that the number of shares of Common Stock initially issuable upon exercise of such Warrants exceeds the quotient obtained by dividing the Stated Value for such share of Series B-1 Preferred Stock by 80% of the Fixed Conversion Price (as defined below) then in effect and provided, further, that in no event shall holders of shares of Series B-1 Preferred Stock be entitled to convert any such shares in excess of that number of shares upon conversion of which the sum of (x) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series B-1 Preferred Stock and the unexercised portion of the Warrants (including any Warrants issuable upon conversion of the shares of Series B-1 Preferred Stock with respect to which the determination of this proviso is being made)) and (y) the number of shares of Common Stock issuable upon the conversion of the shares of Series B-1 Preferred Stock with respect to which the determination of this proviso is being made would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock.
For purposes of the second proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (x) of such proviso.

         B. (a) Subject to subparagraph (b) below, the "Conversion Price" shall be the lesser of (i) the Applicable Percentage (as hereinafter defined) of the average of the closing bid prices for the Common Stock on the American Stock Exchange ("AMEX"), or on the principal securities exchange or other securities market on which the Common Stock is then being traded, for the ten
(10) consecutive Trading Days (as defined below) ending one Trading Day prior to the date (the "Conversion Date") the Conversion Notice is sent by a holder to the Corporation via facsimile (the "Variable Conversion Price"), and (ii) $5.00 (the "Fixed Conversion Price") (subject to equitable adjustments from time to time pursuant to the antidilution provisions of Article VI.C below). "Trading Day" shall mean any day on which the Common Stock is traded for any period on AMEX, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. Applicable Percentage means (i) 100%, if the Conversion Date is within sixty (60) days after the date of the First Closing under the Purchase Agreement (the "First Closing Date"),
(ii) 85%, if the Conversion Date is within one hundred eighty (180) days, but more than sixty (60) days, after the First Closing Date, (iii) 80%, if the Conversion Date is within three hundred sixty (360) days, but more than one hundred eighty (180) days, after the First Closing Date, and (iv) 75%, if the Conversion Date is more than three hundred sixty (360) days after the First Closing Date.

             (b) Notwithstanding anything contained in subparagraph (a) of this Paragraph B to the contrary, in the event the Corporation (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Corporation or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer to purchase 50% or more of the Corporation's Common Stock (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in subparagraph (a) of this Paragraph VI B. For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction or tender offer for which a public announcement as contemplated by this subparagraph (b) has been made, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause
(ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer which caused this subparagraph (b) to become operative.

         C. The Conversion Price shall be subject to adjustment from time to time as follows:

             (a) Adjustment to Fixed Conversion Price Due to Stock Split, Stock Dividend, Etc. If at any time when the Series B-1 Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased. In such event the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof.

             (b) Adjustment to Variable Conversion Price. If at any time when Series B-1 Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any Optional Conversion or Mandatory Conversion of the Series B-1 Preferred Stock, then the Variable Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for all ten (10) Trading Days immediately preceding the Conversion Date.

             (c) Adjustment Due to Merger, Consolidation, Etc. If, at any time when Series B-1 Preferred Stock is issued and outstanding and prior to the conversion of all Series B-1 Preferred Stock, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then the holders of Series B-1 Preferred Stock shall, upon being given at least thirty (30) days prior written notice of such transaction, thereafter have the right to purchase and receive upon conversion of Series B-1 Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock and Warrants immediately theretofore issuable upon conversion, such shares of stock and/or securities or other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock and Warrants immediately theretofore purchasable and receivable upon the conversion of Series B-1 Preferred Stock held by such holders had such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event not taken place (but utilizing the Conversion Price determined in accordance with Paragraph B(b) of this Article VI, if applicable), and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series B-1 Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares and Warrants issuable upon conversion of the Series B-1 Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any transaction described in this subsection (c) unless (i) each holder of Series B-1 Preferred Stock has received written notice of such transaction at least thirty (30) days prior thereto and in no event later than ten (10) days prior to the record date for the determination of shareholders entitled to vote with respect thereto, and (ii) the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

             (d) No Fractional Shares. If any adjustment under this Article VI.C. would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

         D. In order to convert Series B-1 Preferred Stock into full shares of Common Stock, a holder shall: (i) fax a copy of the fully executed notice of conversion in the form attached hereto ("Notice of Conversion") to the Corporation at the office of the Corporation or its designated Transfer Agent, if any, for the Series B-1 Preferred Stock that the holder elects to convert the same, which notice shall specify the number of shares of Series B-1 Preferred Stock to be converted, the applicable Conversion Price and a calculation of the number of shares of Common Stock and Warrants issuable upon such conversion (together with a copy of the first page of each certificate to be converted) prior to Midnight, New York City time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion; and
(ii) surrender the original certificates representing the Series B-1 Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the office of the Corporation or the Transfer Agent, if any, for the Series B-1 Preferred Stock; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion, or Warrants to acquire shares of Common Stock issuable upon such conversion, unless either the Preferred Stock Certificates are delivered to the Corporation or its Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (a) below). In the case of a dispute as to the calculation of the Conversion Price, the Corporation shall promptly issue such number of shares of Common Stock and Warrants to purchase shares of Common Stock that are not disputed in accordance with subparagraph (b) below. The Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than 48 hours from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error.

             (a) Lost or Stolen Certificates. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series B-1 Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert such Series B-1 Preferred Stock.

             (b) Delivery of Common Stock and Warrants Upon Conversion. Upon the surrender of certificates as described above from a holder of Series B-1 Preferred Stock accompanied by a Notice of Conversion, the Corporation shall issue and, within two (2) business days (the "Delivery Period") after such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subparagraph (a) above), deliver to or upon the order of the holder (i) that number of shares of Common Stock and Warrants for the portion of the shares of Series B-1 Preferred Stock converted as shall be determined in accordance herewith and (ii) a certificate representing the balance of the shares of Series B-1 Preferred Stock not converted, if any. In addition to any other remedies available to the holder, including actual damages and/or equitable relief, the Corporation shall pay to a holder $250 in cash for the first day beyond such Delivery Period that the Corporation fails to deliver Common Stock and Warrants issuable upon surrender of shares of Series B-1 Preferred Stock with a Notice of Conversion and $500 per day in cash for each day thereafter until such time as the earlier of the date that the Corporation has delivered all such Common Stock and Warrants and the tenth day beyond such Delivery Period. Such cash amount shall be paid to such holder by the fifth day of the month following the month in which it has accrued. In the event the Corporation fails to deliver such Common Stock and Warrants prior to the expiration of the ten (10) business day period after the Delivery Period for any reason (whether due to a requirement of law or a stock exchange or otherwise), such holder shall be entitled to (in addition to any other remedies available to the holder) Conversion Default Payments in accordance with Article VI.E. hereof beginning on the expiration of such ten
(10) business day period.

             (c) No Fractional Shares. If any conversion of Series B-1 Preferred Stock would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion, and the number of shares which may be acquired upon exercise of any Warrant issuable upon conversion, of the Series B-1 Preferred Stock shall be the next higher number of shares.

             (d) Conversion Date. The "Conversion Date" shall be the date specified in the Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is faxed to the Corporation before Midnight, New York City time, on the Conversion Date, and (ii) that the original Preferred Stock Certificate(s), duly endorsed, are surrendered along with a copy of the Notice of Conversion as soon as practicable thereafter to the office of the Corporation or the Transfer Agent for the Series B-1 Preferred Stock. The person or persons entitled to receive the shares of Common Stock and Warrants issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to the shares of Series B-1 Preferred Stock surrendered shall forthwith terminate except the right to receive the shares of Common Stock and Warrants or other securities or property issuable on such conversion.

         E. A number of shares of the authorized but unissued Common Stock sufficient to provide for (i) the conversion of the Series B-1 Preferred Stock outstanding at the then current Conversion Price and (ii) the exercise of Warrants issuable upon such conversion, if applicable, shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion or exercise. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series B-1 Preferred Stock shall be convertible at the then current Conversion Price or the number of Warrants issuable upon such conversion, if applicable, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series B-1 Preferred Stock on the new basis and exercise of the Warrants, if applicable. If, at any time a holder of shares of Series B-1 Preferred Stock submits a Conversion Notice, the Corporation does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion (and exercise of the Warrants) in accordance with the provisions of this Article VI (a "Conversion Default"), the Corporation shall issue to the holder all of the shares of Common Stock which are available to effect such conversion (including, with the Holder's written consent, any shares underlying Warrants issued or then issuable ("Borrowed Shares")). The number of shares of Series B-1 Preferred Stock included in the Notice of Conversion which exceeds the amount which is then convertible into available shares of Common Stock (including Borrowed Shares, if any) and Warrants exercisable for Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock and Warrants in accordance with the terms hereof until (and at the holder's option at any time after) the date additional shares of Common Stock are authorized by the Corporation to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Date Default (as defined below) and (ii) the Conversion Price on the Conversion Date elected by the holder in respect thereof. The Corporation shall pay to the holder payments ("Conversion Default Payments") for a Conversion Default in the amount of (N/365), multiplied by the sum of the Stated Value with respect to each share of Series B-1 Preferred Stock, multiplied by the Default Amount (as defined below) on the first day of the Conversion Default (the "Conversion Default Date"), multiplied by .36, where (i) N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Corporation authorizes a sufficient number of shares of Common Stock to effect conversion of the full number of shares of Series B-1 Preferred Stock and the Warrants and (ii) "Default Amount" means the Excess Amount plus the number of shares of Series B-1 Preferred Stock that would not be convertible as a result of this Section VI.E but for the Borrowed Shares. The Corporation shall send notice to the holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of holder's accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash or shall be convertible into Common Stock and Warrants at the Conversion Price, at the holder's option, as follows:

             (a) In the event holder elects to take such payment in cash, cash payment shall be made to holder by the fifth day of the month following the month in which it has accrued; and

             (b) In the event holder elects to take such payment in Common Stock and Warrants, the holder may convert such payment amount into Common Stock and Warrants at the Conversion Price (as in effect at the time of Conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Article VI.

Nothing herein shall limit the holder's right to pursue actual damages for the Corporation's failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

         F. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B-1 Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B-1 Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series B-1 Preferred Stock.

                           VII.  Mandatory Conversion
                                 --------------------

    Each share of Series B-1 Preferred Stock issued and outstanding on April 30, 1999, automatically shall be converted into shares of Common Stock and Warrants on such date at the then effective Conversion Price in accordance with the provisions of Article VI hereof (the "Mandatory Conversion").


                              VIII.  Voting Rights
                                     -------------

    The holders of the Series B-1 Preferred Stock have no voting power whatsoever, except as otherwise provided by the Delaware General Corporation Law ("DGCL"), and in this Article VIII, and in Article IX below.

    Notwithstanding the above, the Corporation shall provide each holder of Series B-1 Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least ten
(10) days prior to the record date specified therein (or 30 days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

    To the extent that under the DGCL the vote of the holders of the Series B-1 Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series B-1 Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series B-1 Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class. To the extent that under the DGCL holders of the Series B-1 Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series B-1 Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Series B-1 Preferred Stock shall be entitled to notice of (and copies of proxy materials and other information sent to shareholders) all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's by-laws and the DGCL.

                            IX.  Protection Provision
                                 --------------------

    So long as shares of Series B-1 Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the holders of at least a majority of the then outstanding shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock (voting together as a single class):

             (a) alter or change the rights, preferences or privileges of the Series B-1 Preferred Stock or any Senior Securities so as to affect adversely the Series B-1 Preferred Stock;

             (b) create any new class or series of capital stock having a preference over the Series B-1 Preferred Stock as to dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "Senior Securities");

             (c) create any new class or series of capital stock ranking pari passu with the Series B-1 Preferred Stock as to dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "Pari Passu Securities");

             (d) increase the authorized number of shares of Series B-1 Preferred Stock.

             (e) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of the Series B-1 Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended); or

             (f) issue after April 30, 1996 any Senior Securities or Pari Passu Securities other than (i) Series B-1 Preferred Stock and 1996 Series B-2 Convertible Preferred Stock issuable pursuant to the Purchase Agreement and
(ii) up to 10,000 shares of 1996-Series A Preferred Stock.

    In the event holders of at least a majority of the then outstanding shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock (voting together as a single class) agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series B-1 Preferred Stock, pursuant to subsection (a) above, so as to affect the Series B-1 Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the Series B-1 Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change or continue to hold their shares of Series B-1 Preferred Stock.

    IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this ___ day of April, 1996.

                                          HEARx LTD.

                                          By:
                                              ---------------------------------

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
               in order to Convert the Series B-1 Preferred Stock)

The undersigned hereby irrevocably elects to convert shares of Series B-1 Preferred Stock, represented by stock certificate Nos(s). (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") and warrants to acquire Common Stock of HEARx Ltd. (the "Corporation") according to the conditions of the Certificate of Designation of Series B-1 Preferred Stock, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series B-1 Preferred Stock shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

                                  Date of Conversion: _________________________

                                  Applicable Conversion Price:_________________

                                  Number of Shares of
                                  Common Stock to be Issued:___________________

                                  Number of Warrants to
                                  be Issued:___________________________________

                                  Signature:___________________________________

                                  Name:________________________________________

                                  Address:_____________________________________

* The Corporation is not required to issue shares of Common Stock or warrants until the original Series B-1 Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and deliver shares of Common Stock and warrants to an overnight courier not later than two
(2) business days following receipt of the original Preferred Stock Certificate(s) to be converted, and shall make payments pursuant to the Certificate of Designation for the number of business days such issuance and delivery is late.

                          CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS

                                       of

                   1996 SERIES B-2 CONVERTIBLE PREFERRED STOCK

                                       of

                                   HEARx LTD.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)


    HEARx Ltd., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation pursuant to authority of the Board of Directors as required by
Section 151 of the Delaware General Corporation Law:

    RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors" or the "Board") in accordance with the provisions of its Amended and Restated Certificate of Incorporation, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $1.00 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

    1996 Series B-2 Convertible Preferred Stock:


                           I.  Designation and Amount
                               ----------------------

    The designation of this series, which consists of 10,000 shares of Preferred Stock, is 1996 Series B-2 Convertible Preferred Stock (the "Series B-2 Preferred Stock") and the stated value shall be One Thousand Dollars ($1,000.00) per share (the "Stated Value").


                                    II.  Rank
                                         ----

    All Series B-2 Preferred Stock shall rank (i) prior to the Corporation's Common Stock, par value $.10 per share (the "Common Stock"); (ii) prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holders of Series B-2 Preferred Stock and the Series B-1 Preferred Stock (as defined below), voting together as a single class, obtained in accordance with Article IX hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series B-2 Preferred Stock) (collectively, with the Common Stock, "Junior Securities"); (iii) pari passu with (x) the Corporation's 1996 Series B-1 Convertible Preferred Stock (the "Series B-1 Preferred Stock"), (y) the Corporation's 1996 Series A Convertible Preferred Stock (the "Series A Preferred Stock") and (z) any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series B-2 Preferred Stock and Series B-1 Preferred Stock (voting together as a single class) obtained in accordance with Article IX hereof) specifically ranking, by its terms, on parity with the Series B-2 Preferred Stock (collectively, with the Series B-1 Preferred Stock and Series A Preferred Stock, the "Pari Passu Securities"); and (iv) junior to the Corporation's 1996 Senior Preferred Stock (the "Senior Preferred Stock") and any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series B-1 Preferred Stock and Series B-2 Preferred Stock (voting together as a single class) obtained in accordance with Article IX hereof) specifically ranking, by its terms, senior to the Series B-2 Preferred Stock (collectively, with the Senior Preferred Stock, the "Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.


                               III.  No Dividends
                                     ------------

    The Series B-2 Preferred Stock will bear no dividends, and the holders of the Series B-2 Preferred Stock shall not be entitled to receive dividends on the Series B-2 Preferred Stock.


                           IV.  Liquidation Preference
                                ----------------------

         A. If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event (a "Liquidation Event"), the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series B-2 Preferred Stock, subject to Article VI, shall have received the Liquidation Preference (as defined in Article IV.C) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series B-2 Preferred Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series B-2 Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

         B. At the option of any holder of Series B-2 Preferred Stock, the sale, conveyance or disposition of all or substantially all of the assets of the Corporation, the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined below) or Persons when the Corporation is not the survivor shall either: (i) be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Article IV; or (ii) be treated pursuant to Article VI.C hereof. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

         C. For purposes hereof, the "Liquidation Preference" with respect to a share of the Series B-2 Preferred Stock shall mean an amount equal to the sum of (i) the Stated Value thereof plus (ii) an amount equal to eight percent (8%) per annum of such Stated Value for the period beginning on the date of issuance of such share and ending on the final date of distribution to the holder thereof.


                                        V.
           Cash Redemption of Premium by Corporation; No Redemption of
                           Series B-2 Preferred Stock
           -----------------------------------------------------------

         A. (a) The Corporation shall have the right, in its sole discretion, upon receipt of a Notice of Conversion pursuant to Article VI.D. or in the event of a Mandatory Conversion effected in accordance with Article VII hereof, to redeem any portion of the Premium (as defined in Article VI. A. below) subject to such conversion for a sum of cash equal to the amount of the Premium being so redeemed. All cash redemption payments hereunder shall be paid in lawful money of the United States of America at such address for the holder as appears on the record books of the Corporation (or at such other address as such holder shall hereafter give to the Corporation by written notice). In the event the Corporation elects, pursuant to this Article V.A., to redeem all or any portion of the Premium in cash and fails to pay such holder the applicable redemption amount to which such holder is entitled by depositing a check in the U.S. Mail to such holder within three (3) business days of receipt by the Corporation of a Conversion Notice (in the case of a redemption in connection with an Optional Conversion) or April 30, 1999 (in the case of a redemption in connection with an Optional Conversion), the Corporation shall thereafter forfeit its right to redeem such Premium in cash and such Premium shall thereafter be converted into shares of Common Stock in accordance with
Article VI hereof.

             (b) Each holder of Series B-2 Preferred Stock shall have the right to require the Corporation to provide advance notice to such holder stating whether the Corporation will elect to redeem all or any portion of the Premium in cash pursuant to the Corporation's redemption rights discussed in subparagraph (a) of this Article V.A as set forth herein. A holder may exercise such right from time to time by sending notice (an "Election Notice") to the Corporation, by facsimile, requesting that the Corporation disclose to such holder whether the Corporation would elect to redeem any portion of the Premium for cash in lieu of issuing Common Stock in accordance with Article VI hereof if such holder were to exercise his, her or its right of conversion pursuant to Article VI. The Corporation shall, no later than the close of business on the next business day following receipt of an Election Notice, disclose to such holder whether the Corporation would elect to redeem any portion of a Premium in connection with a conversion pursuant to a Conversion Notice delivered over the subsequent five (5) business day period. If the Corporation does not respond to such holder within such one (1) business day period via facsimile, the Corporation shall, with respect to any conversion pursuant to a Conversion Notice delivered within the subsequent five (5) business day period, forfeit its right to redeem such Premium in accordance with subparagraph (a) of this Article V.A. and shall be required to convert such Premium into shares of Common Stock in accordance with Article VI hereof.

         B. The Series B-2 Preferred Stock is not subject to mandatory redemption. The Corporation shall have no right to redeem any shares of Series B-2 Preferred Stock for cash, whether upon conversion pursuant to Article IV or otherwise.

                   VI.  Conversion at the Option of the Holder
                        --------------------------------------

         A. Each holder of shares of Series B-2 Preferred Stock may, at its option at any time and from time to time, upon surrender of the certificates therefor, convert any or all of its shares of Series B-2 Preferred Stock into Common Stock as follows (an "Optional Conversion"). Each share of Series B-2 Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (x) the sum of (I) the Stated Value thereof, plus (II) unless the Corporation has timely redeemed such Premium in cash in accordance with Article V.A., an amount equal to eight percent (8%) per annum of such Stated Value for the period beginning on the date of issuance of such share and ending on the Conversion Date (the "Premium"), by (y) the then effective Conversion Price (as defined below); provided, however, that in no event shall holders of shares of Series B-2 Preferred Stock be entitled to convert any such shares in excess of that number of shares upon conversion of which the sum of (x) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series B-2 Preferred Stock) and (y) the number of shares of Common Stock issuable upon the conversion of the shares of Series B-2 Preferred Stock with respect to which the determination of this proviso is being made would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the second proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (x) of such proviso.

         B. (a) Subject to subparagraph (b) below, the "Conversion Price" shall be the lesser of (i) the Applicable Percentage (as hereinafter defined) of the average of the closing bid prices for the Common Stock on the American Stock Exchange ("AMEX"), or on the principal securities exchange or other securities market on which the Common Stock is then being traded, for the ten
(10) consecutive Trading Days (as defined below) ending one Trading Day prior to the date (the "Conversion Date") the Conversion Notice is sent by a holder to the Corporation via facsimile (the "Variable Conversion Price"), and (ii) $5.00 (the "Fixed Conversion Price") (subject to equitable adjustments from time to time pursuant to the antidilution provisions of Article VI.C below). "Trading Day" shall mean any day on which the Common Stock is traded for any period on AMEX, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. Applicable Percentage means (i) 100%, if the Conversion Date is within sixty (60) days after the date of the First Closing under the Securities Purchase Agreement, dated on or about April 30, 1996 (the "Purchase Agreement"), in respect of which the Series B-2 Preferred Stock is issued and sold (the "First Closing Date"), (ii) 85%, if the Conversion Date is within one hundred eighty (180) days, but more than sixty
(60) days, after the First Closing Date, (iii) 80%, if the Conversion Date is within three hundred sixty (360) days, but more than one hundred eighty (180) days, after the First Closing Date, and (iv) 75%, if the Conversion Date is more than three hundred sixty (360) days after the First Closing Date.

             (b) Notwithstanding anything contained in subparagraph (a) of this Paragraph B to the contrary, in the event the Corporation (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Corporation or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer to purchase 50% or more of the Corporation's Common Stock (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in subparagraph (a) of this Paragraph VI B. For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction or tender offer for which a public announcement as contemplated by this subparagraph (b) has been made, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause
(ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer which caused this subparagraph (b) to become operative.

         C. The Conversion Price shall be subject to adjustment from time to time as follows:

             (a) Adjustment to Fixed Conversion Price Due to Stock Split, Stock Dividend, Etc. If at any time when the Series B-2 Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased. In such event the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof.

             (b) Adjustment to Variable Conversion Price. If at any time when Series B-2 Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any Optional Conversion or Mandatory Conversion of the Series B-2 Preferred Stock, then the Variable Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for all ten (10) Trading Days immediately preceding the Conversion Date.

             (c) Adjustment Due to Merger, Consolidation, Etc. If, at any time when Series B-2 Preferred Stock is issued and outstanding and prior to the conversion of all Series B-2 Preferred Stock, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then the holders of Series B-2 Preferred Stock shall, upon being given at least thirty (30) days prior written notice of such transaction, thereafter have the right to purchase and receive upon conversion of Series B-2 Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities or other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Series B-2 Preferred Stock held by such holders had such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event not taken place (but utilizing the Conversion Price determined in accordance with Paragraph B(b) of this Article VI, if applicable), and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series B-2 Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series B-2 Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any transaction described in this subsection (c) unless (i) each holder of Series B-2 Preferred Stock has received written notice of such transaction at least thirty (30) days prior thereto and in no event later than ten (10) days prior to the record date for the determination of shareholders entitled to vote with respect thereto, and
(ii) the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

             (d) No Fractional Shares. If any adjustment under this Article VI.C. would create a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

         D. In order to convert Series B-2 Preferred Stock into full shares of Common Stock, a holder shall: (i) fax a copy of the fully executed notice of conversion in the form attached hereto ("Notice of Conversion") to the Corporation at the office of the Corporation or its designated Transfer Agent, if any, for the Series B-2 Preferred Stock that the holder elects to convert the same, which notice shall specify the number of shares of Series B-2 Preferred Stock to be converted, the applicable Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the first page of each certificate to be converted) prior to Midnight, New York City time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion; and
(ii) surrender the original certificates representing the Series B-2 Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the office of the Corporation or the Transfer Agent, if any, for the Series B-2 Preferred Stock; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Corporation or its Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (a) below). In the case of a dispute as to the calculation of the Conversion Price, the Corporation shall promptly issue such number of shares of Common Stock to purchase shares of Common Stock that are not disputed in accordance with subparagraph (b) below. The Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than 48 hours from the time it receives the disputed calculations.
The accountant's calculation shall be deemed conclusive absent manifest error.

             (a) Lost or Stolen Certificates. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series B-2 Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert such Series B-2 Preferred Stock.

             (b) Delivery of Common Stock Upon Conversion. Upon the surrender of certificates as described above from a holder of Series B-2 Preferred Stock accompanied by a Notice of Conversion, the Corporation shall issue and, within two (2) business days (the "Delivery Period") after such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subparagraph (a) above), deliver to or upon the order of the holder (i) that number of shares of Common Stock for the portion of the shares of Series B-2 Preferred Stock converted as shall be determined in accordance herewith and (ii) a certificate representing the balance of the shares of Series B-2 Preferred Stock not converted, if any. In addition to any other remedies available to the holder, including actual damages and/or equitable relief, the Corporation shall pay to a holder $250 in cash for the first day beyond such Delivery Period that the Corporation fails to deliver Common Stock issuable upon surrender of shares of Series B-2 Preferred Stock with a Notice of Conversion and $500 per day in cash for each day thereafter until such time as the earlier of the date that the Corporation has delivered all such Common Stock and the tenth business day beyond such Delivery Period. Such cash amount shall be paid to such holder by the fifth day of the month following the month in which it has accrued. In the event the Corporation fails to deliver such Common Stock prior to the expiration of the ten (10) business day period after the Delivery Period for any reason (whether due to a requirement of law or a stock exchange or otherwise), such holder shall be entitled to (in addition to any other remedies available to the holder), Conversion Default Payments (as defined herein) in accordance with Article VI.E. hereof beginning on the expiration of such ten (10) business day period.

             (c) No Fractional Shares. If any conversion of Series B-2 Preferred Stock would result in a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Series B-2 Preferred Stock shall be the next higher number of shares.

             (d) Conversion Date. The "Conversion Date" shall be the date specified in the Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is faxed to the Corporation before Midnight, New York City time, on the Conversion Date, and (ii) that the original Preferred Stock Certificate(s), duly endorsed, are surrendered along with a copy of the Notice of Conversion as soon as practicable thereafter to the office of the Corporation or the Transfer Agent for the Series B-2 Preferred Stock. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to the shares of Series B-2 Preferred Stock surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion.

         E. A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Series B-2 Preferred Stock outstanding at the then current Conversion Price shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion or exercise. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series B-2 Preferred Stock shall be convertible at the then current Conversion Price the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series B-2 Preferred Stock on the new basis. If, at any time a holder of shares of Series B-2 Preferred Stock submits a Conversion Notice, the Corporation does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article VI (a "Conversion Default"), the Corporation shall issue to the holder all of the shares of Common Stock which are available to effect such conversion. The number of shares of Series B-2 Preferred Stock included in the Notice of Conversion which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the holder's option at any time after) the date additional shares of Common Stock are authorized by the Corporation to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Date Default (as defined below) and (ii) the Conversion Price on the Conversion Date elected by the holder in respect thereof. The Corporation shall pay to the holder payments ("Conversion Default Payments") for a Conversion Default in the amount of (N/365), multiplied by the sum of the Stated Value with respect to each share of Series B-2 Preferred Stock, multiplied by the Excess Amount on the first day of the Conversion Default (the "Conversion Default Date"), multiplied by .36, where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Corporation authorizes a sufficient number of shares of Common Stock to effect conversion of the full number of shares of Series B-2 Preferred Stock. The Corporation shall send notice to the holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of holder's accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash or shall be convertible into Common Stock at the Conversion Price, at the holder's option, as follows:

             (a) In the event holder elects to take such payment in cash, cash payment shall be made to holder by the fifth day of the month following the month in which it has accrued; and

             (b) In the event holder elects to take such payment in Common Stock, the holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of Conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Article VI.

Nothing herein shall limit the holder's right to pursue actual damages for the Corporation's failure to maintain a sufficient number of authorized shares of Common Stock and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

         F. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B-2 Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B-2 Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series B-2 Preferred Stock.


                           VII.  Mandatory Conversion
                                 --------------------

    Each share of Series B-2 Preferred Stock issued and outstanding on April 30, 1999, automatically shall be converted into shares of Common Stock on such date at the then effective Conversion Price in accordance with the provisions of Article VI hereof (the "Mandatory Conversion").


                              VIII.  Voting Rights
                                     -------------

    The holders of the Series B-2 Preferred Stock have no voting power whatsoever, except as otherwise provided by the Delaware General Corporation Law ("DGCL"), and in this Article VIII, and in Article IX below.

    Notwithstanding the above, the Corporation shall provide each holder of Series B-2 Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the

Corporation, the Corporation shall mail a notice to each holder, at least ten
(10) days prior to the record date specified therein (or 30 days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

    To the extent that under the DGCL the vote of the holders of the Series B-2 Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series B-2 Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series B-2 Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class. To the extent that under the DGCL holders of the Series B-2 Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series B-2 Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Series B-2 Preferred Stock shall be entitled to notice of (and copies of proxy materials and other information sent to shareholders) all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's by-laws and the DGCL.


                            IX.  Protection Provision
                                 --------------------

    So long as shares of Series B-2 Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the holders of at least a majority of the then outstanding shares of Series B-2 Preferred Stock and Series B-1 Preferred Stock (voting together as a single class):

             (a) alter or change the rights, preferences or privileges of the Series B-2 Preferred Stock or any Senior Securities so as to affect adversely the Series B-2 Preferred Stock;

             (b) create any new class or series of capital stock having a preference over the Series B-2 Preferred Stock as to dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "Senior Securities");

             (c) create any new class or series of capital stock ranking pari passu with the Series B-2 Preferred Stock as to dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "Pari Passu Securities");

             (d) increase the authorized number of shares of Series B-2 Preferred Stock;

             (e) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of the Series B-2 Preferred Stock under Section 305 of the Internal

Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended); or

             (f) issue after April 30, 1996 any Senior Securities or Pari Passu Securities other than (i) Series B-2 Preferred Stock and 1996 Series B-1 Convertible Preferred Stock pursuant to the Purchase Agreement and (ii) up to 10,000 shares of 1996-Series A Preferred Stock.

    In the event holders of at least a majority of the then outstanding shares of Series B-2 Preferred Stock and Series B-1 Preferred Stock (voting together as a single class) agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series B-2 Preferred Stock, pursuant to subsection (a) above, so as to affect the Series B-2 Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the Series B-2 Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change or continue to hold their shares of Series B-2 Preferred Stock.

    IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this ___ day of April, 1996.

                                      HEARx LTD.

                                      By:
                                          -------------------------------------

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
               in order to Convert the Series B-2 Preferred Stock)

The undersigned hereby irrevocably elects to convert shares of Series B-2 Preferred Stock, represented by stock certificate Nos(s). (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of HEARx Ltd. (the "Corporation") according to the conditions of the Certificate of Designation of Series B-2 Preferred Stock, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Series B-2 Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

                                  Date of Conversion:__________________________

                                  Applicable Conversion Price:_________________

                                  Number of Shares of
                                  Common Stock to be Issued:___________________

                                  Signature:___________________________________

                                  Name:________________________________________

                                  Address:_____________________________________

* The Corporation is not required to issue shares of Common Stock until the original Series B-2 Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than two (2) business days following receipt of the original Preferred Stock Certificate(s) to be converted, and shall make payments pursuant to the Certificate of Designation for the number of business days such issuance and delivery is late.